UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report: (Date of earliest event reported) January 24, 2005


                     OLD REPUBLIC INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                      001-10607                  36-2678171
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(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)


               307 North Michigan Avenue, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)

                                 (312) 346-8100
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events
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On January 24, 2005, Old Republic International Corporation announced that it would record special post tax charges of approximately $25.5 million, or 14 cents per share in its fourth quarter and year-end 2004 results stemming from a California Court of Appeals ruling affirming a prior trial court verdict against Old Republic Title Company and a write down of previously deferred acquisition costs associated with a life insurance product discontinued near year-end 2004.



Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

            (c) Exhibits

             99.1  Press Release dated January 24, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         OLD REPUBLIC INTERNATIONAL CORPORATION
                                         Registrant




Date: January 24, 2005                   By: /s/ A.C. Zucaro
                                            -----------------------------------
                                            A.C. Zucaro
                                            Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS
                                -----------------


         Exhibits

99.1     Press Release dated January 24, 2005.